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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-6991), Form S-3 (File No. 33-78982)
and Form S-3 (File No. 333-34021) of Envirogen, Inc. of our report dated February 17, 1999 relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 1998, which appears in this Annual Report on Form 10-K.










PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 23, 2001

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